Exhibit 99.1

Financial Contact:	James S. Gulmi (615) 367-8325
Media Contact:	Claire S. McCall (615) 367-8283
GENESCO ANNOUNCES WEBCAST OF SPECIAL MEETING
OF SHAREHOLDERS ON SEPTEMBER 17
NASHVILLE, Tenn., Sept. 14, 2007 — Genesco Inc. (NYSE: GCO) announced today that it plans a live webcast of its special meeting of shareholders scheduled for Monday, September 17, 2007, at 11:00 a.m. Central Daylight Time. The special meeting has been called to consider and approve the proposed merger of Genesco with a subsidiary of The Finish Line Inc., pursuant to an Agreement and Plan of merger dated June 17, 2007, and related matters. The meeting webcast may be accessed on the internet through the Company’s internet homepage, www.genesco.com.
      Important Additional Information Concerning the Merger
     In connection with the proposed merger with Finish Line, on August 13, 2007, Genesco filed a definitive proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Genesco at the SEC’s Web site at http://www.sec.gov/. The definitive proxy statement and such other documents may also be obtained for free from Genesco by directing such request to Genesco, Office of the Secretary, 1415 Murfreesboro Road, Nashville, Tennessee 37217, telephone (615) 367-7000.
     Genesco and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of Genesco’s participants in the solicitation, which may be different than those of Genesco shareholders generally, is set forth in Genesco’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the merger.

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     Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear and accessories in more than 2,100 retail stores in the United States and Canada, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Johnston & Murphy, Underground Station, Hatworld, Lids, Hat Shack, Hat Zone, Head Quarters and Cap Connection, and on internet websites www.journeys.com, www.journeyskidz.com, www.shibyjourneys.com, www.undergroundstation.com, www.johnstonmurphy.com, www.lids.com and www.lidskids.com. The Company also sells footwear at wholesale under its Johnston & Murphy brand and under the licensed Dockers brand. Additional information on Genesco and its operating divisions may be accessed at its website www.genesco.com.

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